Exhibit 23.2
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CONSENT OF INDEPENDENT ACCOUNTANTS'

We consent to the incorporation by reference in this Registration Statement on Form S-8 of DataMEG Corp. of our report dated April 2, 2001, on our audits of the consolidated financial statements of DataMEG Corp. and subsidiary as of December 31, 2000 and 1999, which report appears in Item 8 on Form 10-K.

We acknowledge the incorporation in this Registration Statement on Form S-8 of DataMEG Corp. of our review dated October 23, 2001 included as an exhibit to the Quarterly Report on Form 10-QSB/A ended September 30, 2001.

/s/ Hoffman, Fitzgerald & Snyder, P.C.
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    Hoffman, Fitzgerald & Snyder, P.C.

McLean, Virginia
April 8, 2002